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                                   EXHIBIT 5
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                                                                       EXHIBIT 5

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                                                   7 March, 1997

Globalstar Telecommunications Limited
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

Dear Sirs:

     We have acted as counsel to Globalstar Telecommunications Limited, a Bermuda company (the "Company"). We have been requested to render this opinion as to Bermuda law in connection with its registration of transferable subscription rights (the "Rights") to subscribe for 1,131,168 shares of Common Stock issuable upon exercise of rights to subscribe for the shares (the "Rights Shares") and 4,185,318 shares of Common Stock issuable upon exercise of Warrant to purchase such shares (the "Warrant Shares") as described in the Company's Prospectus (the "Prospectus") contained in the Form S-3 Registration Statement (the "Registration Statement"), filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

     For the purposes of this opinion, we have been supplied with and reviewed a copy of the Registration Statement, and have relied upon the Memorandum of Association and Bye-Laws of the Company and such other documents, certificates and records have made such investigations as we deem necessary or appropriate in order to give the opinion expressed herein.

     We have assumed: --

          (i) The genuineness of all signatures on the documents which we have examined.

          (ii) The conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us.

     Based upon and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that the Rights, the Rights Shares and the Warrant Shares have been duly authorised by the Company and when issued in accordance with the terms of the Prospectus will be validly issued, fully paid and subject to no further calls.

     Our reservations are as follows: --

          (A) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

          (B) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to any matters which are within the discretion of the Bermuda courts, such as the award of costs, or questions related to jurisdiction. Further, we express no opinion as to the validity or binding effect in Bermuda of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of the filing of the Registration Statement.
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          (C) Section 9 of the Interest and Credit Charges (Regulation) Act 1975
     provides that the Bermuda courts have discretion as to the amount of interest if any payable on the amount of a judgment after date of judgment. If the court does not exercise that discretion, then interest will accrue at the statutory rate which is currently seven per cent per annum.

     Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement. This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law and that it will not give rise to an action in any jurisdiction other than Bermuda. It is issued solely for the benefit of the addressee in relation to the transaction described above and is not to be made available to or relied upon by any other person, firm or entity.

                                          Yours faithfully,

                                          APPLEBY, SPURLING & KEMPE